SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2013
POLAR PETROLEUM CORP.
(Exact name of Company as specified in its charter)

Nevada	333-174433	36-4697119
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
4300 B Street, Suite 505 Anchorage Alaska 99503 (Address of principal executive offices)

Phone: (775) 345-3522
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into a Material Definitive Agreement.

           On May 20, 2013, Polar Petroleum Corp., a Nevada corporation (the “Company”) through its wholly-owned subsidiary Polar Petroleum (AK) Corp., entered into a Letter of Intent (the “LOI”) by and amongst, Daniel K. Donkel (“Mr. Donkel”) and Samuel H. Cade (“Mr. Cade”) to acquire a 100% Working Interest (“WI”) in 12 offshore oil and gas leases in that certain Property known as the North Point Thomson Property (the “Property”) which is comprised of approximately 19,662 acres, located in Alaska’s North Slope region.  Pursuant to the terms and conditions of the LOI, the Company, shall acquire the Property through a lease purchase agreement that reserves an overriding royalty of 4% for Mr. Donkel and Mr. Cade and royalties for the State of Alaska of 12.5% for 7 of the leases and 16.67% for 5 of the leases, for a total purchase price of One Million One Hundred Thousand Dollars ($1,100,000) (the “Purchase Price”).  The Purchase Price is payable as follows: (i) One Hundred Thousand ($100,000) dollars at closing, and (ii) the remaining One Million ($1,000,000) being evidenced by a promissory note that provides for eight (8) quarterly payments of $125,000 plus interest at a rate of 0.30% per annum. The Closing Date shall be on or before June 14, 2013 (the “Closing Date”).  The Company has fifteen (15) days from the date of completing the LOI to negotiate and complete a full contract that in no event shall be later than the Closing Date.

The foregoing summary description of the terms of the LOI may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the LOI, this reference is made to such agreement, which are filed as Exhibits 10.1 and 99.1 hereto and is incorporated herein by this reference.

Item 2.03 Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On May 20, 2013, the Company issued a Press Release regarding the aforementioned Letter of Intent. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
10.1	Letter of Intent by and amongst Polar Petroleum, (AK) Corp., and Daniel Donkel and Sam Cade dated May 20, 2013.
99.1	Press Release dated May 20, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2013	POLAR PETROLEUM CORP.
	By:	/s/ Daniel Walker
Daniel Walker
President & CEO